Consent of Independent Certified Public Accountants


Executive Investors Trust
95 Wall Street
New York, New York  10005

      We consent to the use in Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A (File No. 33-10648) of our report dated January 29, 1999 relating to the December 31, 1998 financial statements of Executive Investors Trust, which are included in said Registration Statement.



                                          /s/ TAIT, WELLER & BAKER

                                          TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
April 14, 1999